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                                                                     Exhibit 3.4
                                                                     -----------


                               FORM OF AMENDMENT

                                      TO

                               DELAWARE BY-LAWS

                                      OF

                                  NEWELL CO.


                               AMENDMENT NO. 11

  (Article III, Sections 3.2, 3.4 and 3.14-3.18; Article IV, Sections 4.1 and
     4.5- 4.7; Article V, Section 5.1; Article VI, Section 6.1, as amended by the Board of Directors _________, 1999)


                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     3.2 Number, Tenure and Qualification. The number of directors of the Corporation shall be fifteen, and the term of office of each director shall be as set forth in the Restated Certificate of Incorporation, as amended. A director may resign at any time upon written notice to the Corporation. Directors need not be stockholders of the Corporation.

     3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by him or them.

     3.14 Chairman and Vice Chairmen. The Board of Directors may from time to time designate from among its members a Chairman of the Board and one or more Vice Chairmen. The Chairman shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer, and, in their absence, a Vice Chairman (with the longest tenure as Vice Chairman), shall preside at all meetings of the Board of Directors. The Chairman and each of the Vice Chairmen shall have such other responsibilities as may from time to time be assigned to each of them by the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     4.1 Number. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, one or more Group Presidents (the number thereof to be determined by the Board of Directors), one or more vice presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a
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Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors.

     4.5 [Intentionally omitted.]

     4.6 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject only to the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the chief executive officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and, in respect to any meeting of the stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting. The Chief Executive Officer or, in his absence, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or such other person as the Board of Directors or one of the preceding named officers shall designate, shall call any meeting of the stockholders of the Corporation to order and shall act as chairman of such meeting. In the event that no one of the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers, is present, the meeting shall not be called to order until such time as there shall be present the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers. The chairman of any meeting of the stockholders of this Corporation shall have plenary power to set the agenda, determine the procedure and rules of order, and make definitive rulings at meetings of the stockholders. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     4.7 The President and Chief Operating Officer. The President and Chief Operating Officer shall be the principal operating officer of the Corporation and, subject only to the Board of Directors and to the Chief Executive Officer, he shall have the general authority over and general management and control of the property, business and affairs of the Corporation. In general, he shall discharge all duties incident to the office of the principal operating officer of the Corporation and such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President and Chief Operating Officer shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer or in the event of his disability, or inability to act, or to continue to act, the President and Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the office of Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, he may execute for the Corporation certificates for its shares (the issue of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds, or other instruments that the Board of Directors has authorized, and he may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the Corporation's business in its ordinary course requires, and he may accomplish such execution in each case either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President and Chief Operating Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and,

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in respect of any meeting of stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     5.1 Contracts. Except as otherwise determined by the Board of Directors or provided in these By-Laws, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President and Chief Operating Officer, or any Vice President so authorized by the Board of Directors.

                                  ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

     6.1 Share Ownership; Transfers of Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated. Owners of shares of the capital stock of the Corporation shall be recorded in the books of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the books of the Corporation. If shares are represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors. Certificates shall be signed by the Chief Executive Officer or the President and Chief Operating Officer or any Vice President and by the Treasurer or the Secretary or an Assistant Secretary. If any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Each certificate surrendered to the Corporation for transfer shall be cancelled and no new certificate or other evidence of new shares shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate or other evidence of new shares may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Uncertificated shares shall be transferred in the books of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

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